                                                                     Exhibit 4.2

                                 FIRST AMENDMENT

     This First Amendment, Consent and Waiver ("Waiver") is effective as of May 12, 2003 and relates to (i) the Note Agreement dated as of May 12, 2003 (the "Note Agreement") among NewWest Mezzanine Fund, LP ("NewWest"), KCEP Ventures II, L.P. ("KCEP"), Convergent Capital Partners I, L.P. ("Convergent"), James F. Seifert Management Trust dated October 8, 1992 (the "Trust"), ACT Teleconferencing, Inc. ("Holdings"), ACT Teleconferencing Services, Inc. (the "Services") and certain Co-Borrowers listed on the signature page of this Waiver (the "Co-Borrowers), and (ii) the Warrant Agreement dated as of May 12, 2003 (the "Warrant Agreement") among NewWest, KCEP, Convergent, the Trust, Holdings, Services, and certain Principals set forth on the signature page of this Waiver (the "Principals"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note Agreement.

                                    Recitals

     Holdings and Services have requested that the Purchaser waive certain Events of Default under the Note Agreement and the Warrant Agreement and amend the Warrant Agreement, subject in each case to the terms and conditions set forth herein, and the Purchaser has agreed to grant such waiver and effect such amendment, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter stated, the parties hereby agree as follows:

     1. Waiver. Subject to the conditions set forth in this Waiver, the Purchaser hereby waives the Event of Default existing under Section 6.18 of the Note Agreement resulting solely from the size of Holdings' Board of Directors not being set at seven.

     2. Warrant Agreement Amendment. The first sentence of Section 14.2 of the Warrant Agreement is amended and restated to read as follows:

     "In addition to representatives with attendance rights as described in
     (S).14.1, so long as the Notes remain outstanding or the aggregate Applicable Percentage of the Institutional Holders is at least 5%, the Boards of Directors of the Company and Services shall consist of not more than (i) nine members during the period from May 12, 2003 until the end of the Company's 2003 annual meeting of shareholders, (ii) eight members during the period from the end of the Company's 2003 annual meeting of shareholders until November 30, 2003, and (ii) seven members thereafter, and the Institutional Holders shall have the right to name two representatives who shall maintain seats on such Boards, and be entitled to all benefits generally available to members of such Boards."

     3. Funding under Note Agreement; Guarantee. The parties consent and agree that the funding under the Note Agreement originally scheduled to occur on the 10th day following the Closing, provided that no Default or Event of Default existed on such date, shall instead take place on May __, 2003, provided that no Default or Event of Default exists on such date. The parties further agree that the Guarantee of Holdings and its subsidiaries in favor of the Purchaser shall be amended and restated to remove ACT Teleconferencing Limited (UK) as a guarantor and to read as set forth in the attached Guarantee.

     4. Conditions to Effectiveness. The effectiveness of this Waiver is expressly conditioned upon Holdings and Borrower delivering to the Purchaser all of the following, all in form and substance acceptable to the Purchaser: (a) this Waiver duly executed by Holdings, Services, the Co-Borrowers and the Principals; and (b) Holdings and Borrower shall have provided evidence satisfactory to the Purchaser that all events of default under any other promissory notes or loan agreements have been waived and such waivers are in full force and effect.

     5. Reaffirmation of Financing Documents. All terms, conditions and provisions of the Note Agreement and the other Financing Documents are hereby reaffirmed and continued in full force and effect and shall remain unaffected and unchanged, except as specifically amended by this Waiver. All covenants, representations and warranties of Holdings and Borrower in this Waiver shall survive the closing and delivery of this Waiver. The Events of Default specified in the Note Agreement shall continue to be the events of default under the Note. The Purchaser's remedies with respect to the occurrence of an Event of Default shall continue to be as set forth in the Note Agreement and in the Financing Documents. Borrower confirms that, in accordance with Section 8.3 of the Note Agreement, Borrower will promptly reimburse the Purchaser for all reasonable expenses relating to this Waiver.

     6. Representations and Warranties. Holdings and Borrower represent and warrant to the Purchaser that (i) they have full power and authority to consummate this Waiver and the execution and delivery by Holdings and Borrower of this Waiver have been duly and properly made and authorized, (ii) this Waiver and the Financing Documents to which Holdings and Borrower are a party each constitutes a valid and binding obligation of Holdings and Borrower, enforceable against Holdings and Borrower in accordance with its respective terms, (iii) the execution and delivery of this Waiver will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under Holdings and Borrower's articles of incorporation or bylaws or any indenture or other agreement or instrument to which Holdings or Borrower is a party or by which they may be bound or result in the imposition of any Liens or encumbrances on any of its property (other than as contemplated in the other Financing Documents and as contemplated hereby),
(iv) no further approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is necessary in connection with the execution and delivery by Holdings and Borrower of this Waiver, (v) Holdings and Borrower have no defense, offset or counterclaim with respect to the payment of any sum owed to the Purchaser, or with respect to the performance or observance of any warranty or covenant contained in the Financing Documents, and the Purchaser has performed all obligations and duties owed to Holdings and Borrower through the date of this Waiver, and (vi) giving effect to this Waiver, there is no Default or Event of Default.

     7. General Release. In consideration of, among other things, the Waiver provided for herein, each of Holdings and Borrower, on behalf of itself and its stockholders and other Affiliates and their successors and assigns (collectively, the "Releasors"), hereby forever waives, releases and discharges to the fullest extent permitted by law any and all claims (including, without limitation, cross claims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the "Claims"), that any Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Purchaser and any of their affiliates, partners, shareholders and "controlling persons" (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the "Releasees"), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Waiver. In entering into this Waiver, Holdings and Borrower has consulted with and been represented by counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of the Note Agreement and the other Financing Documents and payment in full of the Obligations.

     8. Governing Law. This Waiver and all matters concerning this Waiver shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws.

     9. Entire Agreement. Except as modified by this Waiver, the Note Agreement and the Warrant Agreement remain in full force and effect. The Note Agreement and the Warrant Agreement, as modified by this Waiver, and together with the other Financing Documents, embody the entire agreement and understanding among the parties to this Waiver, and supersedes all prior agreements and understandings among the parties relating to the subject matter of the Note Agreement and the Warrant Agreement as modified by this Waiver.

     10. Counterparts; Telecopy Execution. This Waiver may be executed in any number of separate counterparts, each of which, when taken together, shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Waiver by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Waiver. Any party delivering an executed counterpart of this Waiver by facsimile shall also deliver a manually executed counterpart of this Waiver, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Waiver.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Waiver effective as of the day, month and year first above written.

HOLDINGS:  ACT Teleconferencing, Inc.


By _________________________________
Its ________________________________

SERVICES: ACT Teleconferencing Services, Inc.


By _________________________________
Its ________________________________

CO-BORROWER:  ACT VideoConferencing, Inc.


By _________________________________
Its ________________________________

CO-BORROWER: ACT Proximity, Inc.


By _________________________________
Its ________________________________

CO-BORROWER: ACT Research, Inc.


By _________________________________
Its ________________________________

PRINCIPALS:


____________________________________
Gerald V. Eeckhout


____________________________________
Gavin J. Thomson


____________________________________
Gene Warren


____________________________________
Charles T. Stout

Accepted as of the date of this Waiver:

INVESTORS:


NEWWEST MEZZANINE FUND LP
By Touchstone Capital Group LLLP, General Partner


____________________________________
David L. Henry, Managing General Partner

KCEP VENTURES II, L.P.
By KCEP II, LC, General Partner


____________________________________
Terry Matlack, Managing Director

CONVERGENT CAPITAL PARTNERS I, L.P.
By Convergent Capital, LLC, General Partner


____________________________________
Keith S. Bares, Executive Vice President


JAMES F. SEIFERT MANAGEMENT TRUST DATED OCTOBER 8, 1992
By James F. Seifert and Nancy L. Seifert, as Trustees and not individually


____________________________________
James F. Seifert, Trustee


____________________________________
Nancy L. Seifert, Trustee

                                    Guarantee

         This Guarantee dated as of May 12, 2003 (as amended, modified or supplemented from time to time, this "Guarantee"), is jointly and severally made by each of ACT Teleconferencing, Inc, a Colorado corporation, ACT Teleconferencing Belgium SA, ACT Teleconferencing of Bermuda Limited, ACT Teleconferencing of Canada Inc., ACT Business Solutions Limited, ACT Teleconferencing France SA, ACT Teleconferencing BV, ACT Teleconferencing GmbH, ACT Teleconferencing Hong Kong Limited, ACT Teleconferencing (Pty) Limited and ACT Teleconferencing Singapore PTE Limited (each, a "Guarantor" and, collectively, the "Guarantors"), in favor of NewWest Mezzanine Fund LP, a Colorado limited partnership, KCEP Ventures II, L.P., a Missouri limited partnership, Convergent Capital Partners I, L.P., a Delaware limited partnership, and James F. Seifert Management Trust dated October 8, 1992 (collectively, the "Lenders"). The Lenders entered into a Note Agreement dated as of the date of this Guarantee among ACT Teleconferencing Services, Inc., a Minnesota corporation, and certain co-borrowers listed on the signature page of the Note Agreement (collectively, the "Borrower"), ACT Teleconferencing, Inc. and the Lenders (as it may hereafter be amended or otherwise modified from time to time, the "Note Agreement"). The Guarantors' execution and delivery of this Guarantee is a condition precedent to the making of loans by the Lender under the Note Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make loans under the Note Agreement, each of the Guarantors agrees as follows.

         1. Guarantee. Each Guarantor hereby unconditionally guarantees the full and prompt payment when due, whether upon the occurrence of an Event of Default or earlier, by reason of acceleration or otherwise, and at all times thereafter of (a) all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owed, held or acquired by the Lenders, whether through discount, overdraft, purchase, direct loan or as collateral or otherwise, (b) all Borrower's indebtedness, liabilities and obligations under the Note Agreement and each other Financing Document, and
(c) all expenses (including reasonable attorneys' fees) incurred by the Lenders in enforcing any rights under this Guarantee (all such indebtedness, liabilities, obligations and expenses being collectively referred to in this Guarantee as the "Obligations"). Notwithstanding the foregoing, if and to the extent any guarantee by an entity organized or incorporated outside the United States could give rise to adverse tax consequences to ACT Teleconferencing, Inc. under the Internal Revenue Code of 1986, as amended, then such guarantee shall be limited or void to the extent necessary to avoid such adverse tax consequences.

         2. Guarantee Absolute. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Note Agreement and each other Financing Document, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect to the Financing Documents. The liability of the Guarantors under this Guarantee shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any of the Note Agreement, the other Financing Documents or any other agreement or instrument evidencing all or any part of the Obligations;

          (b) the absence of any attempt to collect the Obligations from Borrower or any guarantor or surety or other action to enforce the same;

          (c) the waiver or consent by the Lenders with respect to any provision of any document evidencing the Obligations, or any part thereof, or any other agreement now or hereafter executed by Borrower and delivered to the Lenders and any modification thereof;

          (d) failure by the Lenders to take any steps to perfect and maintain its security interest in, or preserve its rights to, any security or collateral for the Obligations;

          (e) the Lenders' election in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. (S).101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

          (f) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; or

          (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          3. Waivers. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Borrower, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this Guarantee will not be discharged, except by complete performance of the Obligations contained in this Guarantee. Upon any Event of Default as provided in the Note Agreement or any other instrument or document evidencing all or any part of the Obligations, the Lenders may, at their election, proceed directly and at once, without notice, against the Guarantors to collect and recover the full amount or any portion of the Obligations, without first proceeding against such Borrower or any other Person or against any security or collateral for the Obligations. The Lenders shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantors, such Borrower or from any other Person on account of the Obligations or of any other liability of the Guarantors to the Lenders.

          4. Authorization. The Lenders are hereby authorized, without notice or demand and without affecting the liability of the Guarantors under this Guarantee, from time to time, to (a) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or otherwise modify, amend or change the terms of the Note Agreement, the Note or any other promissory note, agreement, document or instrument now or hereafter executed by Borrower and delivered to the Lenders; (b) accept partial payments on the Obligations; (c) take and hold security or collateral for the payment of this Guarantee, any other guarantees of the Obligations or other liabilities of Borrower and the Obligations guaranteed under this Guarantee, and exchange, enforce, waive and release any such security or collateral; (d) apply such security or collateral and direct the order or manner of sale thereof as in its sole discretion it may determine; and (e) settle, release, compromise, collect or otherwise liquidate the Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of the Guarantors under this Guarantee.

          At any time upon the occurrence and during the continuation of an Event of Default, the Lenders may, in their sole discretion, without notice to the Guarantors and regardless of the acceptance of any security or collateral for the payment of this Guarantee, appropriate and apply toward the payment of the Obligations (a) any indebtedness due or to become due from the Lenders to the Guarantors, and (b) any moneys, credits or other property belonging to the Guarantors, at any time held by or coming into the possession of the Lenders.

          5. Subrogation. The Guarantors shall have no right of subrogation, and each Guarantor hereby waives any right to enforce any remedy which the Lenders now have or may hereafter have against Borrower or any endorser or any other guarantor of all or any part of the Obligations, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Lenders to secure payment of the Obligations or any other liability of Borrower to the Lenders. Each Guarantor further agrees that any and all claims of such Guarantor against Borrower or any endorser or any other guarantor of all or any part of the Obligations, or against any of their respective properties, arising by reason of any payment by such Guarantor to the Lenders pursuant to the provisions of this Guarantee or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full, of all principal and interest, all reasonable costs of collection (including attorneys' fees) and any other liabilities or obligations owing to the Lenders by Borrower which may arise either with respect to or on any note, instrument, document, item, agreement or other writing heretofore, now or hereafter delivered to the Lenders. Each Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guarantee. Each Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Lenders to secure payment of the Obligations.

          6. Financial Condition of Borrower. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal, and such Guarantor hereby agrees that the Lenders shall not have any duty to advise the Guarantors of information known to the Lenders regarding such condition or any such circumstances. If a Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantors, then neither such Lender or any other Lender shall be under any obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such Lender wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to the Guarantors.

          7. Marshalling of Assets. Each Guarantor consents and agrees that the Lenders shall not be under any obligation to marshal any assets in favor of the Guarantors or against or in payment of any or all of the Obligations. Each Guarantor further agrees that, to the extent that Borrower makes a payment or payments to the Lenders, or the Lenders receive any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantors, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

          8.   Representations and Warranties; Incumbency.

          (a) Each Guarantor hereby represents and warrants that (i) such Guarantor is a company duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has full power and authority to make and deliver this Guarantee; (ii) the execution, delivery and performance of this Guarantee by such Guarantor have been duly authorized by all necessary action of its directors and shareholders and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its charter or bylaws or any agreement presently binding on it; (iii) this Guarantee has been duly executed and delivered by the authorized officers of such Guarantor and constitutes its lawful, binding and legally enforceable obligation (subject to the United States Bankruptcy Code and other similar laws generally affecting the enforcement of creditors' rights); (iv) the authorization, execution, delivery and performance of this Guarantee do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency; and (v) there are no actions, suits or proceedings pending or threatened against or affecting such Guarantor, or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, if adversely determined, may (A) call into question the legality, validity or enforceability of this Guarantee or any Financing Document, or (B) have a material adverse effect on the condition, financial or otherwise, operations, properties or prospects of such Guarantor.

          (b) Each Guarantor shall deliver to the Lenders, concurrently with the execution of this Guarantee, a certificate executed by an authorized officer of such Guarantor certifying as true, correct, complete and in full force and effect, without amendment or revocation as of the date of this Guarantee, and attaching: (i) the resolutions of the Board of Directors (or similar governing body) of such Guarantor authorizing the execution, performance and delivery of this Guarantee, and (ii) such Guarantor's charter and bylaws or other organizational documents.

          9. Negative Covenants. Each Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or the Note Agreement remains in effect, such Guarantor shall not, except as otherwise permitted under the Note Agreement:

          (a) create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any Indebtedness of any Person;

          (b) sell, lease, transfer or otherwise dispose of any of its material assets; or

          (c) make any material change in the nature of its business as carried on at the date of this Guarantee.

          10. Amendments, Etc. No amendment or waiver of any provision of this Guarantee nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          11. Addresses for Notices. All notices and other communications provided for under this Guarantee shall be in writing and, if to a Guarantor, mailed or delivered to it, addressed to it at the Company's address as set forth in the Note Agreement, if to the Lenders, mailed or delivered to them, addressed to them at the respective addresses of the Lenders specified in the Note Agreement, or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, be effective upon the earlier of (a) receipt by the party so notified, or (b) forty-eight (48) hours following deposit in the mails, addressed as aforesaid.

          12. No Waiver; Remedies. No failure on the part of the Lenders to exercise, and no delay in exercising, any right or remedy under this Guarantee shall operate as a waiver of any such right or remedy, and no single or partial exercise by the Lenders of any right or remedy shall preclude any other or further exercise of such right or remedy or the exercise of any other right; nor shall any modification, amendment or waiver of any of the provisions of this Guarantee be binding upon the Lenders, except as expressly set forth in a writing duly signed and delivered by an authorized officer or agent of each of the Lenders on behalf of such Lenders. The Lenders' failure at any time or times hereafter to require strict performance by any of Borrower or Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guarantee, instrument or document now or at any time or times hereafter executed by Borrower or such Guarantor and delivered to the Lenders shall not waive, affect or diminish any right of the Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Lenders, their respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an authorized officer or agent of each of the Lenders and directed to Borrower specifying such waiver. No waiver by the Lenders of any default or Event of Default shall operate as a waiver of any other default or the same default or Event of Default on a future occasion, and no action by the Lenders permitted under this Guarantee shall in any way affect or impair the Lenders' rights or the obligations of the Guarantors under this Guarantee. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by any Borrower to the Lenders shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made. The remedies in this Guarantee provided are cumulative and not exclusive of any remedies provided by law.

          13. Right of Set-off. Upon the occurrence and during the continuation of an Event of Default, the Lenders, or any of them, are hereby authorized at any time and from time to time without notice to the Guarantors to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of any Guarantor against any and all of the obligations of the Guarantors now or hereafter existing under this Guarantee, whether or not such Lender shall have made any demand under this Guarantee and although such obligations of such Guarantor may be contingent. Each Lender agrees promptly to notify the applicable Guarantor after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set off) which the Lenders may have.

          14. Continuing Guarantee. This Guarantee is a continuing Guarantee and shall (a) remain in full force and effect until payment in full of the Obligations and the termination of all of the Borrower's obligations arising under the Note Agreement and all other amounts payable under this

Guarantee, (b) be binding upon each Guarantor, its successors and assigns, and
(c) inure to the benefit of and be enforceable by each Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), a Lender may assign or otherwise transfer any portion of Borrower's indebtedness to such Lender held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect of such Indebtedness granted to such Lender in this Guarantee or otherwise.

          15. Governing Law. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to principles of conflict of laws.

          16. WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ITS ACCEPTANCE HEREFOF, EACH LENDER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS GUARANTEE OR ANY OF THE FINANCING DOCUMENTS, OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THE LENDERS AND THE GUARANTORS; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF THE GUARANTORS OR THE LENDERS OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THE GUARANTORS OR THE LENDERS; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. EACH GUARANTOR AND EACH LENDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS GUARANTEE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTEE AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTEE, THE FINANCING DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE. EACH GUARANTOR AND EACH LENDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTEE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          17. WAIVER OF JURISDICTION. EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS

GUARANTEE, THE NOTE, OR ANY OTHER FINANCING DOCUMENT. EACH GUARANTOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH GUARANTOR WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY THE LENDERS BY REGISTERED MAIL TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ss.11 AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY SUCH GUARANTOR FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY A GUARANTOR REFUSES TO ACCEPT SERVICE, SUCH GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING IN THIS GUARANTEE SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDERS TO BRING PROCEEDINGS AGAINST THE GUARANTORS IN THE COURTS OF ANY OTHER JURISDICTION.

          18. Capitalized Terms. Capitalized terms not otherwise defined in this Guarantee shall have the meanings given to such terms in the Note Agreement.

          19. Confession of Judgment. Each Guarantor hereby irrevocably authorizes and empowers any attorney-at-law to appear for such Guarantor in any action upon or in connection with this Guarantee at any time after any of the Obligations become due, as in this Guarantee provided, in any court in or of the State of Colorado or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Lenders against such Guarantor, the amount due thereon or hereon, plus interest as in this Guarantee provided, and all costs of collection, and waives and releases all errors in said proceedings and judgments and all rights of appeal from the judgment rendered. Each Guarantor agrees and consents that the attorney confessing judgment on behalf of such Guarantor may also be counsel to the Lenders or any of the Lenders' respective Affiliates, waives any conflict of interest which might otherwise arise, and consents to the Lenders paying such confessing attorney a reasonable legal fee or allowing such attorney's reasonable fees to be paid from the proceeds of collection of the Loans and/or Obligations or proceeds of any Collateral or any other security for the Loans and the other Obligations.

          20. Joint and Several Obligations. Each of the obligations of each and every Guarantor under this Guarantee are joint and several. The Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Lenders, or any of them, shall not be a defense to any action the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders hereby reserves all rights against each Guarantor.

          21. Guarantee in Favor of Bank. To the extent that any obligation of the Guarantors pursuant to this Guarantee is inconsistent with the obligations of the Guarantors to Vectra Bank Colorado, National Association, then the terms of such obligations to Vectra Bank Colorado, National Association shall govern, pursuant to and to the extent provided in the terms and conditions of the Intercreditor Agreement among Vectra Bank Colorado, National Association and the Lenders dated as of the date of this Guarantee.

         IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GUARANTORS:

ACT Teleconferencing, Inc.

By:  ___________________________
Name:
Title:

ACT Teleconferencing Belgium SA

By:  ___________________________
Name:
Title:

ACT Teleconferencing of Bermuda Limited

By:  ___________________________
Name:
Title:

ACT Teleconferencing of Canada Inc.

By:  ___________________________
Name:
Title:

ACT Business Solutions Limited

By:  ___________________________
Name:
Title:

ACT Teleconferencing France SA

By:  ___________________________
Name:
Title:

ACT Teleconferencing BV

By:  ___________________________
Name:
Title:

ACT Teleconferencing GmbH

By:  ___________________________
Name:
Title:

ACT Teleconferencing (Pty) Limited

By:  ___________________________
Name:
Title:

ACT Teleconferencing Hong Kong Limited

By:  ___________________________
Name:
Title:

ACT Teleconferencing Singapore PTE Limited

By:  ___________________________
Name:
Title: